Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We consent to the incorporation by reference in the Registration Statement on Form S-1 of our report, dated August 4, 2007, relating to the combined financial statements of MD-X Solutions, Inc. and Affiliates for the years ended December 31, 2006 and 2005 to be filed with the Securities and Exchange Commission on November 20, 2007.
/s/ Sobel & Co. L.L.C.
Livingston, New Jersey
November 20, 2007